UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

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☐	Soliciting Material Pursuant to §240.14a-12

INTERLEUKIN GENETICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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INTERLEUKIN GENETICS, INC.

135 BEAVER STREET

WALTHAM, MA 02452

PROXY STATEMENT

JUNE 13, 2014

Dear Stockholder,

We cordially invite you to attend our 2014 annual meeting of stockholders to be held at 10:00 a.m. on Wednesday, July 23, 2014 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at One Financial Center, Boston, Massachusetts 02111. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about Interleukin Genetics, Inc. that you should consider when you vote your shares.

At the annual meeting, two persons will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014, to consider an advisory vote on compensation of our named executive officers, as disclosed in this proxy statement, and to transact such other business as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to deliver our proxy materials to the majority of our shareholders over the Internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On June 13, 2014, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2014 Annual Meeting of Shareholders and our annual report to shareholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Interleukin Genetics, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

/s/ James M. Weaver

JAMES M. WEAVER
CHAIRMAN OF THE BOARD

INTERLEUKIN GENETICS, INC.

135 BEAVER STREET

WALTHAM, MA 02452

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m.
DATE:	July 23, 2014
PLACE:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center, Boston, Massachusetts 02111

PURPOSES:

1.	To elect Kenneth S. Kornman and Dayton Misfeldt as Class II directors for a three-year term expiring at our 2017 annual meeting.

2.	To ratify the appointment of Grant Thornton LLP as our independent public accounting firm for the fiscal year ending December 31, 2014.

3.	To consider an advisory vote on compensation of our named executive officers, as disclosed in this proxy statement.

4.	To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

You may vote if you were the record owner of Interleukin Genetics, Inc. stock at the close of business on May 27, 2014. A list of stockholders of record will be available at the meeting and during the 10 days prior to the meeting, at the office of the Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kenneth S. Kornman

KENNETH S. KORNMAN
SECRETARY

i

INTERLEUKIN GENETICS, INC.

135 BEAVER STREET

WALTHAM, MA 02452

(781) 398-0700

PROXY STATEMENT FOR THE INTERLEUKIN GENETICS, INC.

2014 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement, along with the accompanying notice of 2014 annual meeting of stockholders, contains information about the 2014 annual meeting of stockholders of Interleukin Genetics, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m. on Wednesday, July 23, 2014 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at One Financial Center, Boston, Massachusetts 02111. In this proxy statement, we refer to Interleukin Genetics, Inc. as “Interleukin,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

On or about June 13, 2014, we began sending the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING

This proxy statement and our 2014 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2013 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Financial Reports” section of the “Investors” section of our website at www.ilgenetics.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Treasurer, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452. Exhibits will be provided upon written request and payment of an appropriate processing fee.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why is the Company Soliciting My Proxy?

The Board of Directors of Interleukin is soliciting your proxy to vote at the 2014 annual meeting of stockholders and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our 2013 annual report because you owned shares of our stock on the record date of May 27, 2014. On or about June 13, 2014, we commenced distribution of the Notice, and, if applicable, the proxy materials to stockholders.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

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Who Can Vote?

Only stockholders who owned our common stock at the close of business on May 27, 2014 are entitled to vote at the annual meeting. On this record date, there were 122,516,317 shares of our common stock outstanding.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Limited, or you have stock certificates, you may vote:

•	By Internet or by telephone. Follow the instructions on the proxy card to vote by Internet or telephone.

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of Kenneth S. Kornman and Dayton Misfeldt as Class II directors for a three-year term expiring at our 2017 annual meeting;

•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent public accounting firm for the fiscal year ending December 31, 2014; and

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•	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement.

If any other matter is presented at the annual meeting, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters being presented at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before it is exercised. You may change or revoke your proxy in any one of the following ways:

•	by signing a new proxy card with a later date and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above (only your latest Internet or telephone vote will be counted);

•	by notifying our Secretary in writing before the annual meeting that you have revoked your proxy; or

•	by attending the meeting in person and voting in person.

Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares as described above under “How Do I Vote?,” the bank, broker or other holder of record has the authority to vote your unvoted shares only on the ratification of our independent public accounting firm (Proposal 2) even if it does not receive instructions from you, but does not have such discretionary authority on any other proposal. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”

What Vote is Required to Approve the Proposals and How are Votes Counted?

Proposal 1: Elect Kenneth S. Kornman and Dayton Misfeldt as Class II Directors	The two nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. You may vote either FOR Dr. Kornman and Mr. Misfeldt or WITHHOLD your vote from both nominees or any one nominee. Votes that are withheld will not be included in the vote tally. Banks and brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

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Proposal 2: Ratification of Appointment of Our Independent Public Accountant	The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of Grant Thornton LLP as our independent public accounting firm. Abstentions will be treated as votes against this proposal. Banks and brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent accountants. However, if our stockholders do not ratify the appointment of Grant Thornton LLP as our independent accountants for 2014, our Audit Committee of the Board of Directors will reconsider its selection.

Proposal 3: An Advisory Vote on Compensation of Our Named Executive Officers	The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We will only let our Inspector of Elections, Computershare Limited, examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. We plan to retain Broadridge Financial Services, Inc. to assist in the distribution of proxies and accompanying materials to brokerage houses and institutions for an estimated fee of $5,000 plus expenses. In addition, our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our stock having voting power constitutes a quorum for this meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m. on Wednesday, July 23, 2014 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at One Financial Center, Boston, Massachusetts 02111. When you arrive at the meeting, signs will direct you to the appropriate meeting room. You need not attend the annual meeting in order to vote. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card.

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Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. The rule applies to our annual reports, proxy statements and information statements. We do not engage in this practice, referred to as “householding”, however your broker or other nominee may. Once you receive notice from your broker that communications to your address will be “householded”, the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling them at 1-800-962-4284.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another one of our shareholders and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your shares of our common stock are registered in your own name, please contact our transfer agent, and inform them of your request by calling them at 1-800-962-4284 or writing them at 250 Royall Street, Canton, MA. 02021.

•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 1, 2014 for (a) the executive officers named in the Summary Compensation Table of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group, and (d) each stockholder known to us to beneficially own more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares that may be acquired by an individual or group within 60 days following May 1, 2014 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as otherwise indicated, we believe that the stockholders named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on a total of 122,516,317 shares of our common stock issued and outstanding on May 1, 2014.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent
Five Percent Stockholders
Pyxis Innovations Inc. (2)	37,565,478	30.7%
7575 Fulton Street, East
Ada, MI 49355
Bay City Capital LLC (3)	36,001,285	26.1%
750 Battery Street Suite 400
San Francisco, CA 94111
Growth Equity Opportunities Fund III LLC (4)	27,000,964	20.1%
1954 Greenspring Drive Suite 600
Timonium, MD 21093
Delta Dental of Michigan, Inc. (5)	10,928,961	8.9%
4100 Okemos Road
Okemos, MI 48864
Merlin Nexus IV LP (6)	9,000,322	7.1%
424 West 33rd Street Suite 330
New York, NY 10001
Directors and Executive Officers
Kenneth S. Kornman, DDS, Ph.D. (7)	1,398,619	1.1%
Eliot M. Lurier (8)	277,145	*
Scott Snyder (9)	85,230	*
James M. Weaver	—	—
Lionel Carnot (10)	36,001,285	26.1%
Roger C. Colman (11)	—	—
Joseph M. Landstra (11)	—	—
William C. Mills, III (12)	15,000	*
Dayton Misfeldt (10)	36,001,285	26.1%
All current executive officers and directors as a Group (9 persons) (13)	37,777,279	27.3%

*	Represents less than 1% of the issued and outstanding shares.
(1)	Unless otherwise indicated, the address for each person is our address at 135 Beaver Street, Waltham, MA 02452.
(2)	Based on a Schedule 13D/A filed on May 31, 2013 with the SEC by Pyxis Innovations Inc. (“Pyxis”) and affiliated entities. Pyxis is a wholly-owned subsidiary of Alticor Inc. Alticor Inc. is a wholly-owned subsidiary of Solstice Holdings Inc. Solstice Holdings Inc. is a wholly-owned subsidiary of Alticor Global Holdings Inc. Pyxis reports sole voting and dispositive power over the shares, however, Alticor Inc., Solstice Holdings Inc., and Alticor Global Holdings Inc. have the power to direct the voting and disposition of these securities held by Pyxis by virtue of their direct or indirect control of Pyxis.
(3)	Based on a Schedule 13D filed on May 22, 2013 with the SEC by Bay City Capital LLC (“BCC”) and affiliated entities. BCC is the manager of Bay City Capital Management V LLC (“Management V”), which is the general partner of Bay City Capital Fund V, L.P (“Fund V”), and Bay City Capital Fund V Co-Investment Fund, L.P. (“Co-Investment V”). BCC is also an advisor to Fund V and Co-Investment V. The shares consist of (i) 20,187,464 shares of common stock and 15,140,598 shares of common stock issuable upon the exercise of warrants held by Fund V, and (ii) 384,699 shares of common stock and 288,524 shares of common stock issuable upon the exercise of warrants held by Co-Investment V. Does not include (i) up to 8,411,443 shares of common stock and warrants to purchase up to 6,308,582 shares of common stock that may be purchased by Fund V, and (ii) up to 160,291 shares of common stock and warrants to purchase up to 120,218 shares of common stock that may be purchased by Co-Investment V pursuant to the Common Stock Purchase Agreement, dated May 17, 2013, by and among Interleukin and the Purchasers on Schedule I thereto (the “Purchase Agreement”), for a purchase price of $0.2745 per share.

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(4)	Based on a Schedule 13D filed on May 24, 2013 with the SEC by Growth Equity Opportunities Fund III, LLC (“GEOF”) and affiliates. The shares consist of 15,429,122 shares of common stock and 11,571,842 shares of common stock issuable upon the exercise of warrants held by GEOF. Does not include up to 6,428,801 shares of common stock and warrants to purchase up to 4,821,601 shares of common stock that may be purchased by GEOF, pursuant to the Purchase Agreement for a purchase price of $0.2745 per share.
(5)	Based on a Schedule 13D/A filed on April 3, 2014 with the SEC by Delta Dental Plan of Michigan, Inc. (“DDMI”).
(6)	Based on a Schedule 13G/A filed on January 22, 2014 with the SEC by Merlin BioMed Private Equity Advisors, LLC. The shares consist of 5,143,041 shares of common stock and 3,857,281 shares of common stock issuable upon the exercise of warrants held by Merlin Nexus IV, LP (“Merlin Nexus”). Does not include up to 2,142,935 shares of common stock and warrants to purchase up to 1,607,201 shares of common stock that may be purchased by Merlin Nexus, pursuant to the Purchase Agreement for a purchase price of $0.2745 per share.
(7)	Consists of (i) 195,896 shares of common stock held by Dr. Kornman, (ii) 898,723 shares of common stock held by a limited partnership of which Dr. Kornman is a general partner and (iii) 304,000 shares of common stock issuable upon the exercise of options that are currently exercisable or become exercisable within 60 days of May 1, 2014. Dr. Kornman disclaims beneficial ownership of the shares held by the limited partnership, except to the extent of his pecuniary interest therein.
(8)	Consists of (i) 34,145 shares of common stock held by Mr. Lurier and (ii) 243,000 shares of common stock issuable upon the exercise of options that are currently exercisable or become exercisable within 60 days of May 1, 2014.
(9)	Consists of (i) 35,230 shares of common stock held by Mr. Snyder and (ii) 50,000 shares of common stock issuable upon the exercise of options that are currently exercisable or become exercisable within 60 days of May 1, 2014.
(10)	Appointed to the Board of Directors as a designee of BCC pursuant to the terms of the Purchase Agreement. Includes the shares of our common stock and shares of common stock issuable upon the exercise of warrants outstanding detailed in Note (3) above held by the entities affiliated with BCC. The voting and dispositive decisions with respect to the shares held by Fund V and Co-Investment V are made by the members of the investment committee of its general partner, Management V. Messrs. Carnot and Misfeldt serve on this investment committee. Each disclaims beneficial ownership of such shares, except to the extent of his actual pecuniary interest therein.
(11)	Appointed to the Board of Directors as a designee of Pyxis pursuant to the terms of the Purchase Agreement. We have been advised that this director does not, directly or indirectly, have voting or dispositive power over the shares of stock held by Pyxis.
(12)	Consists of 15,000 shares of common stock issuable upon the exercise of options that are currently exercisable or become exercisable within 60 days of May 1, 2014.
(13)	See Notes 7 through 12 above.

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MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors and Management

We are managed under the direction of our Board of Directors. On May 17, 2013, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with various accredited investors (the “Purchasers”), pursuant to which we sold securities to the Purchasers in a private placement transaction (the “Private Placement”). Following the Private Placement, pursuant to the terms of the Purchase Agreement the Board was to consist of seven directors as follows: (i) the Company’s CEO; (ii) one independent director; (iii) two directors designated by Pyxis, (iv) one director designated by DDMI; and (v) two directors designated by Bay City Capital Fund V, L.P. (“BCC”), one of the investors in the Private Placement. On March 25, 2014, Goran Jurkovic, DDMI’s designee resigned from the Board, and DDMI irrevocably waived its right under the Purchase Agreement to designate a representative to be nominated for election to the Board and to replace any such designated Board member in the event such Board member ceases to serve as a director for any reason. On March 31, 2014, we, Pyxis, DDMI, BCC and certain other Purchasers entered into the First Amendment to the Purchase Agreement to delete the provisions of the Purchase Agreement related to DDMI’s right to designate a representative to the Board. Accordingly, pursuant to the terms of the Purchase Agreement, as currently amended, the Board is to consist of seven directors as follows: (i) the Company’s CEO; (ii) two independent directors; (iii) two directors designated by Pyxis, and (iv) two directors designated by BCC.

The following seven persons currently serve as our directors:

(i)	William C. Mills III (independent) and Joseph M. Landstra (Pyxis designee) serve as Class I directors with terms ending at the 2016 annual meeting;

(ii)	Kenneth S. Kornman (the CEO) and Dayton Misfeldt (BCC designee) serve as Class II directors with terms ending at the 2014 annual meeting of stockholders; and

(iii)	James M. Weaver (independent), Roger C. Colman (Pyxis designee) and Lionel Carnot (BCC designee) serve as Class III directors with terms ending at the 2015 annual meeting of stockholders.

Set forth below are the names of our directors and our executive officers, their ages, their position in the company, their principal occupations or employment for at least the past five years, the length of their tenure as directors and, for our directors, the names of other public companies in which they hold or have held directorships during the past five years.

Name	Age	Position with the Company

Kenneth S. Kornman, DDS, Ph.D.	67	Chief Executive Officer, President and Chief Scientific Officer and Director
Eliot M. Lurier	56	Chief Financial Officer & Treasurer
Scott Snyder	53	Chief Marketing Officer
James M. Weaver	50	Director and Chairman of the Board
Lionel Carnot(1)(2)	46	Director
Roger C. Colman (2)(3)	60	Director
Joseph M. Landstra (1)	36	Director
William C Mills III (1)(3)	58	Director
Dayton Misfeldt(3)	40	Director

(1)      Member of our Audit Committee

(2)      Member of our Nominating Committee

(3)      Member of our Compensation Committee

KENNETH S. KORNMAN, DDS, Ph.D. is Interleukin’s co-founder and serves as our Chief Executive Officer, co-founder, President and Chief Scientific Officer. He was a member of our Board of Directors from August 2006 through April 2010, and in connection with our former Chief Executive Officer’s resignation on August 23, 2012, the Board of Directors appointed Dr. Kornman as a director to fill the vacancy created by the former Chief Executive Officer’s resignation. Prior to founding the Company in 1986, Dr. Kornman was a Department Chairman and Professor at The University of Texas Health Center at San Antonio. He has also been a consultant and scientific advisor for many major oral care and pharmaceutical companies. Dr. Kornman currently holds an academic appointment at Harvard University. He holds multiple patents in the pharmaceutical area, has published three books and more than 125 scientific papers and has lectured and consulted worldwide on the transfer of technology to clinical practice. Dr. Kornman also holds an MS (Periodontics) and Ph.D. (Microbiology-Immunology) from the University of Michigan. Our Board of Directors has concluded that Dr. Kornman should serve as a director because of his prior executive management experience, his scientific expertise and his knowledge of the dental and biotechnology industries. Dr. Kornman has not served on any other public company boards in the past five years.

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ELIOT M. LURIER has been our Chief Financial Officer since April 2008. He became Treasurer in July 2008. Prior to joining the Company and since April 2005, Mr. Lurier was Vice President, Finance and Administration and Chief Financial Officer of Nucryst Pharmaceuticals, where he assisted in its initial public offering and was responsible for the company’s reporting to the Securities and Exchange Commission and the implementation of Sarbanes-Oxley requirements. From April 2004 to March 2005, Mr. Lurier served as Chief Financial Officer and Chief Operating Officer for Bridge Pharmaceuticals, Inc., where he established financial policies for managing business operations. From 1983 to 2004, Mr. Lurier held a number of senior-level financial positions, including Chief Financial Officer of Admetric Biochem, Inc., and Chief Financial Officer, Treasurer and Vice President of Finance of Ascent Pediatrics, Inc. From 1981 to 1983, Mr. Lurier was an auditor at Coopers and Lybrand in Boston, MA. He earned a B.S. in Accounting from Syracuse University in 1980 and is a Certified Public Accountant in Massachusetts.

SCOTT SNYDER joined Interleukin Genetics, Inc. as Chief Marketing Officer in January 2013. Mr. Snyder brings nearly 25 years of marketing and operational management experience in life sciences and consumer healthcare. Most recently, from 2009 to 2012, Mr. Snyder served as Vice President and General Manager at Bausch & Lomb, where he guided the private, equity-led turnaround of the company's flagship contact lens care business. Previously, he spent 20 years at Johnson & Johnson (J&J) in a career spanning all of J&J's business sectors including pharmaceuticals, medical devices and consumer products. While at J&J, Mr. Snyder helped lead the post-acquisition integration of dental products company Orapharma, Inc. and reshaped the company's commercial model. Early in his career at J&J, Mr. Snyder was selected for an expatriate assignment in Europe and has held multiple global roles throughout his career. He served as a U.S. Navy Officer, holds a B.S. Degree in Communications from Northwestern University, and received an MBA from the Kellogg School of Management.

JAMES M. WEAVER initially joined the Board of Directors in July 2007 as a designee of Pyxis. He served as Chairman of our Board from September 2007 until March 11, 2014, when he announced that he was resigning as a director due to his resignation from Alticor Corporate Enterprises (an affiliate of Pyxis) to pursue other interests. On March 31, 2014, Mr. Weaver was re-elected as an independent director and was also re-appointed as Chairman of the Board. He is the former Vice President of Alticor Corporate Enterprises, a member of the Alticor Inc. family of companies, which is engaged in the principal business of offering products, business opportunities, and manufacturing and logistics services in more than 80 countries and territories worldwide. In this role, Mr. Weaver was responsible for managing the current portfolio of Alticor’s companies and directs its acquisition and growth. Prior to joining Alticor in June 2007, Mr. Weaver worked for X-Rite Inc. where he held various leadership positions, including Senior Vice President and General Manager, Vice President of marketing and software development, Vice President of marketing and product development, as well as lead executive on several acquisitions. Mr. Weaver also founded and held the position of President and Chief Executive Officer of Bold Furniture Inc, and has held various leadership positions at Steelcase Inc. and Bissell Inc. Mr. Weaver received a Bachelor’s degree in general studies from the University of Michigan in Ann Arbor and serves on several non-profit and private company boards. Our Board of Directors has concluded that Mr. Weaver should serve as a director as of the date of this proxy statement because of his prior senior management experience and judgment and his extensive sales and marketing experience in the consumer product industry. Mr. Weaver has not served on any other public company boards in the past five years.

LIONEL CARNOT joined the Board of Directors in May 2013. Mr. Carnot is an Investment Partner at Bay City Capital LLC, a leading, global life sciences investment firm, and has been extensively involved in the firm's activities since he joined The Pritzker Organization in 2000. Prior to The Pritzker Organization, Mr. Carnot was a Principal at Oracle Partners, a healthcare hedge fund. He also held several positions in the pharmaceutical industry, including Product Manager for Prozac at Eli Lilly as well as several sales and marketing positions at Rhone-Poulenc Rohrer (now Sanofi). Mr. Carnot was also a strategy and management consultant to the biopharmaceutical industry while at Booz Allen & Hamilton and Accenture Strategic Services. Mr. Carnot is a member of the Board of Directors of Merus B.V., Madrigal Pharmaceuticals and Tallikut Pharmaceuticals, and is a former member of the board of Reliant Pharmaceuticals, Pathway Diagnostics, BioSeek and Nexus Dx. Mr. Carnot holds an MBA with Distinction from INSEAD and an MS with honors in Molecular Biology from the University of Geneva. Our Board of Directors has concluded that Mr. Carnot should serve as a director because of his prior management, consulting and board experience in the biotechnology and diagnostic industries, coupled with scientific, technical, sales and marketing, finance, and business development expertise. Mr. Carnot has not served on any other public company boards in the past five years.

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ROGER C. COLMAN joined the Board of Directors in March 2011. Mr. Colman is Vice President of Corporate Development for Alticor Corporate Enterprises a member of the Alticor family of companies. He joined Alticor in 1994 from Readi-Bake, Inc., where he held positions as an operations and distribution executive. Mr. Colman earned a Bachelor of Science degree and a Master’s of Business Administration degree from Grand Valley State University in Allendale, Michigan. Our Board of Directors has concluded that Mr. Colman should serve as a director because of his prior executive management experience, including assisting Amway affiliate operations in over 30 countries in diverse roles which included business process improvement and strategic planning, and prior experience serving on corporate boards. Mr. Colman has not served on any other public company boards in the past five years.

JOSEPH M. LANDSTRA joined the Board of Directors on March 31, 2014. Mr. Landstra has been with Alticor Inc., a member of the Alticor family of companies, since May 2009, and is currently Director of Finance. Prior to his role with Alticor, Mr. Landstra was Controller for Dickinson Press Inc. from April 2008 to May 2009 and with X-Rite Inc. from 2003 to April 2008, completing his time with X-Rite as European Controller. Mr. Landstra also worked for Deloitte & Touche LLP supporting a broad range of audit clients. Mr. Landstra is Certified Public Accountant in the state of Michigan. Mr. Landstra serves on the Board of Directors for Gurwitch UK Limited and Metagenics, Inc. and is on the Board of Managers for Gurwitch Products, L.L.C., all of which are in the Alticor family of companies. Mr. Landstra earned a Bachelor of Science degree in Accountancy from Calvin College in Grand Rapids, Michigan. The Board of Directors has concluded that Mr. Landstra should serve as a director because of his prior senior executive management experience, his background in the nutrigenomic medical foods and nutraceuticals business through his current position at Alticor, and his broad-based financial and business expertise. Mr. Landstra has not served on any other public company boards in the past five years.

WILLIAM C. MILLS III joined the Board of Directors in April 2010. He currently serves as Chairman of the Board of Directors and CEO of Stereotaxis, Inc. (NASDAQ: STXS), a medical device company that markets robotic cardiology instrument navigation systems designed to enhance the treatment of arrhythmias and coronary disease. He has over 33 years of venture capital experience, having held positions from 2004 until 2009 as a managing member of EGS Healthcare Capital Partners; from 1999-2004 as a Partner in the Boston office of Advent International; from 1988-1999 as a General Partner of The Venture Capital Fund of New England; and from 1981-1988 as a Managing General Partner of Ampersand Ventures/PaineWebber Ventures. Currently, he is Chairman of the Board of Managers of Ascension Health Ventures III, LLC. Mr. Mills received his A.B. in Chemistry, cum laude, from Princeton University, his S.M. in Chemistry from the Massachusetts Institute of Technology and his M.S. in Management from MIT’s Sloan School of Management. Except as noted above, Mr. Mills has not served on any other public company boards in the past five years.

DAYTON MISFELDT joined the Board of Directors in May 2013. Mr. Misfeldt is an Investment Partner at Bay City Capital LLC, a leading, global life sciences investment firm, and focuses on biopharmaceutical investment opportunities. Prior to joining Bay City Capital in May 2000, Mr. Misfeldt was a Vice President at Roth Capital Partners where he worked as a sell-side analyst covering the biopharmaceutical industry. Mr. Misfeldt has also worked as a Project Manager at LifeScience Economics. Mr. Misfeldt received a B.A. in Economics from the University of California, San Diego. Mr. Misfeldt currently serves on the Board of Directors of Sunesis Pharmaceuticals, Inc, a publicly traded biopharmaceutical company and several private company boards. Our Board of Directors has concluded that Mr. Misfeldt should serve as a director because he has financial expertise and strong understanding of the biotechnology industry, which the Board believes makes him an important resource for the Board as it assesses both financial and strategic decisions. Except as noted above, Mr. Misfeldt has not served on any other public company boards in the past five years.

Director Independence

Our Board of Directors has determined that the following members qualify as independent directors under the definition promulgated by The NASDAQ Stock Market LLC (“NASDAQ”): Lionel Carnot, Roger C. Colman, Joseph M. Landstra, William C. Mills III, Dayton Misfeldt and James Weaver.

Committees of the Board of Directors and Meetings

Committees. Our Board of Directors has established three standing committees, Audit, Compensation and Nominating, each as described below.

Meeting Attendance. During the fiscal year ended December 31, 2013, the Board of Directors met eight times and acted by unanimous written consent on one occasion. Each of our incumbent Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which they are a member. The Board of Directors has adopted a policy under which each member is encouraged to make every reasonable effort to attend each annual meeting of our stockholders. Three of our seven directors attended our 2013 annual meeting of stockholders.

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Audit Committee and Financial Experts

Our Audit Committee currently consists of William C. Mills III (Chair), Lionel Carnot and Joseph Landstra. Our Audit Committee met five times during the fiscal year ended December 31, 2013. Our Audit Committee is responsible for retaining and overseeing our independent accountants, approving the services performed by them and reviewing our annual financial statements, accounting policies and our system of internal controls. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and NASDAQ, as such standards apply specifically to members of audit committees. The Board of Directors has determined that Mr. Mills is an “audit committee financial expert” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. A copy of the Audit Committee’s written charter is publicly available on our website at www.ilgenetics.com.

Compensation Committee

Our Compensation Committee currently consists of Dayton Misfeldt (Chair), Roger C. Colman and William C. Mills III. Our Compensation Committee met four times during the fiscal year ended December 31, 2013. Our Compensation Committee reviews our compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to our directors and officers and makes recommendations to the Board of Directors regarding stock option grants and stock awards under our stock plans. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and conducts its decision making process with respect to that issue without the Chief Executive Officer present. All members of the Compensation Committee qualify as independent under the definitions promulgated by NASDAQ. A copy of the Compensation Committee’s written charter is publicly available on our website at www.ilgenetics.com.

Nominating Committee

Our Nominating Committee currently consists of Roger C. Colman (Chair) and Lionel Carnot. Our Nominating Committee acted by unanimous written consent on one occasion during the fiscal year ended December 31, 2013. All members of the Nominating Committee qualify as independent under the definition promulgated by the NASDAQ. This committee’s role is to make recommendations to the Board of Directors as to the size and composition of the Board of Directors and to make recommendations as to the particular nominees. The Nominating Committee may consider candidates recommended by stockholders, as well as from other sources, such as other directors, or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. The Nominating Committee also considers issues of diversity among its members in identifying and considering nominees and strives, if appropriate, to achieve a diverse balance of backgrounds, perspectives and experience. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at an Annual Meeting of Stockholders using the procedures set forth in the Company’s By-laws, it must follow the procedures described in “Stockholder Proposals and Nominations For Director” of this proxy statement. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating Committee by mail at Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452. A copy of the Nominating Committee’s written charter is publicly available on our website at www.ilgenetics.com.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors currently consists of seven directors, each of whom, other than Dr. Kornman, is independent under NASDAQ’s independence standards. Dr. Kornman has served as our CEO and a member of our Board since August 2012. The Chairman of our Board of Directors is currently Mr. Weaver. The Board has determined that separating the positions of Chief Executive Officer and Chairman of the Board, and having an independent director serve as Chairman of the Board, is in the best interest of shareholders at this time in recognition of the differences between the two roles. Under this structure, the Chief Executive Officer is responsible for setting the strategic direction for the company and for providing the day-to-day leadership over our operations, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. In addition, the Chairman approves Board meeting agendas and schedules and generally approves information sent to the Board. This structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. In addition, our independent directors meet in executive sessions after every scheduled Board meeting.

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Generally, management is responsible for managing the risks that we face. The Board of Directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full Board of Directors in reviewing our strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board of Directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us. While the Board of Directors has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the Board of Directors assist it in fulfilling that responsibility. The Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting, internal controls and compliance with certain legal and regulatory requirements and the Compensation Committee assists the board in its oversight of the evaluation and management of risks related to our compensation policies and practices.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns regarding Interleukin should contact Investor Relations at (781) 398-0700. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board at Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation awarded or paid to, accrued or earned during the fiscal years ended December 31, 2013 and 2012 by our Chief Executive Officer, our Chief Financial Officer and our Chief Marketing Officer (there were no other executive officers employed by us as of December 31, 2012). We refer to these individuals as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Kenneth S. Kornman	2013	$360,000	$—	$—	$854,775	$—	$—	$3,296	$1,218,071
Chief Executive Officer, President and Chief Scientific Officer	2012	$360,000	$—	$—	$102,000	$—	$—	$3,296	$465,296
Eliot M. Lurier	2013	$252,539	$—	$—	$284,925	$—	$—	$1,500	$538,964
Chief Financial Officer	2012	$250,000	$—	$—	$68,000	$—	$—	$1,500	$319,500
Scott Snyder (4)	2013	$257,865	$—	$—	$314,433	$—	$—	$33,294	$605,592
Chief Marketing Officer

(1)	See Note 11 to our Financial Statements for our fiscal year ended December 31, 2013 for details as to the assumptions used to determine the fair value of the stock awards and option grants.
(2)	Amounts represent the grant date fair value of stock awards and option grants. The 2012 and 2013 option award amounts for Dr. Kornman consists of the grant date fair value of options for 300,000 and 2,250,000 shares granted in December 2012 and October 2013, respectively. The 2012 and 2013 option award amounts for Mr. Lurier consists of the grant date fair value of options for 200,000 and 750,000 shares granted in December 2012 and October 2013, respectively. The 2013 option award amount for Mr. Snyder consists of the grant date fair value of options for 200,000 and 675,000 shares granted in January 2013 and October 2013, respectively.
(3)	Dr. Kornman received reimbursement of $3,296 for life insurance in 2012 and 2013. Mr. Lurier received a $1,500 401K company contribution in 2012 and Mr. Lurier and Mr. Snyder each received a $1,500 401K company contribution in 2013. Mr. Snyder received $31,794 in reimbursed travel per the terms of his employment agreement in 2013.
(4)	Mr. Snyder began working for us in January 2013.

Narrative Disclosure to Summary Compensation Table

The compensation paid to our named executive officers in 2012 and 2013 summarized in our Summary Compensation Table above is generally determined in accordance with employment agreements that we have entered into with each of our Named Executive Officers. The material terms of these agreements are discussed under the caption “Employment Agreements” below.

Outstanding Equity Awards at Fiscal Year-End

The following table shows stock option awards outstanding (vested and unvested) and unvested stock awards outstanding as of December 31, 2013, including both awards subject to performance conditions and non-performance-based awards, for each of the executive officers in the Summary Compensation Table.

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						Stock Awards
	Option Awards						Market	Equity Incentive Plan	Equity Incentive Plan Awards: Market or Payout
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Value of Shares or Units of Stock That Have Not Vested ($)	Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Kenneth S. Kornman	30,000	—	—	$3.65	12/14/2014	—	—	—	—
	25,000	—	—	$1.40	4/2/2018	—	—	—	—
	75,000	—	—	$0.48	11/12/2018	—	—	—	—
	18,000	12,000	—	$0.745	4/06/2020	—	—	—	—
	50,000	50,000	—	$0.46	5/06/2021	—	—	—	—
	75,000	225,000	—	$0.34	12/21/2022	—	—	—	—
	—	2,250,000	—	$0.3799	10/22/2023	—	—	—	—

Eliot M. Lurier	40,000	—	—	$1.49	4/30/2018	—	—	—	—
	24,000	6,000	—	$0.27	3/13/2019	—	—	—	—
	36,000	24,000	—	$0.745	4/6/2020	—	—	—	—
	50,000	50,000	—	$0.36	3/23/2021	—	—	—	—
	50,000	150,000	—	$0.34	12/21/2022	—	—	—	—
	—	750,000	—	$0.3799	10/22/2023	—	—	—	—

Scott Snyder	—	200,000	—	$0.29	1/2/2023	—	—	—	—
	—	675,000	—	$0.3799	10/22/2023	—	—	—	—

Employment Agreements

Kenneth S. Kornman, DDS, Ph.D.

On November 12, 2008, we entered into an employment agreement with Dr. Kornman, our President and Chief Scientific Officer, for a three-year term, commencing on March 31, 2009, the date his previous employment agreement expired. Effective March 31, 2012, this agreement was extended through November 30, 2012. Under this agreement, Dr. Kornman received an initial annual salary of $360,000 and is eligible to receive annual bonuses solely at the discretion of the Board of Directors. Dr. Kornman’s annual salary may be increased in the sole discretion of the Board of Directors. Under the agreement, on November 12, 2008 Dr. Kornman received a stock option to purchase 75,000 shares of common stock, at an exercise price of $0.48 per share, which was the closing price as reported on the NYSE Amex on the grant date. The option was immediately exercisable with respect to 30,000 shares and vests with respect to an additional 15,000 shares on each of March 31, 2010, 2011, and 2012. Under the agreement, Dr. Kornman is entitled to participate in employee benefit plans that we provide or may establish for the benefit of our executive management generally. In addition, while Dr. Kornman remains employed by us, we will reimburse him $3,296 annually for payment of life insurance premiums.

The agreement is terminable immediately by us with cause or upon thirty days prior written notice without cause. The agreement is terminable by Dr. Kornman upon thirty days prior written notice. If we terminate Dr. Kornman without cause or Dr. Kornman terminates his employment with good reason, then, in addition to payment of any accrued, but unpaid compensation prior to the termination, we must continue to pay his base salary and to provide health insurance benefits until the earlier of (1) expiration of the agreement or (2) twelve months. If we terminate Dr. Kornman in connection with a Cessation of our Business (as defined in the agreement), then, in addition to payment of any accrued, but unpaid compensation prior to the termination, we must continue to pay his base salary and to provide health insurance benefits until the earlier of (1) expiration of the agreement or (2) three months. The agreement also includes non-compete and non-solicitation provisions for a period of twelve months following the termination of Dr. Kornman’s employment.

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On March 31, 2010, Dr. Kornman was issued 12,500 shares of restricted stock under a restricted stock agreement dated April 30, 2008. In April 2010, as part of the year-end compensation process, the Compensation Committee granted Dr. Kornman an option to purchase 30,000 shares of our common stock. This option is exercisable at $0.745 per share and vests as to 20% of the shares on each of the first five anniversaries of the date of grant.

In May 2011, the Compensation Committee granted Dr. Kornman an option to purchase 100,000 shares of our common stock. This option is exercisable at $0.46 per share and vests as to 25% of the shares on each of the first four anniversaries of the date of grant.

On April 25, 2012, the Company executed an amendment, effective as of March 31, 2012, to Dr. Kornman’s employment agreement to extend the term through November 30, 2012. In connection with Mr. Bender’s resignation on August 23, 2012, the Board of Directors appointed Dr. Kornman as Chief Executive Officer in addition to his role as President and Chief Scientific Officer. The Board of Directors also appointed Dr. Kornman as a director to fill the vacancy created by Mr. Bender’s resignation. On November 29, 2012, the Company entered into a second amendment to Dr. Kornman’s employment agreement to extend the term through November 30, 2015.

In December 2012, the Compensation Committee granted Dr. Kornman an option to purchase 300,000 shares of our common stock. This option is exercisable at $0.34 per share and vests as to 25%, 33% and 42% of the shares on each of the first three anniversaries of the date of grant.

In October 2013, Dr. Kornman was granted an option to purchase 2,250,000 shares of our common stock. This option has an exercise price of $0.3799, the fair value of our common stock on the grant date of the option, and will vest as to ¼ of the shares on the first anniversary of the grant date, and as to 1/36 of the remaining shares at the end of each month thereafter beginning on October 31, 2014.

Eliot M. Lurier

On April 30, 2008, we entered into an employment agreement with Eliot M. Lurier for the position of Chief Financial Officer. The agreement has an initial term of one year and is automatically renewable for successive one year periods unless at least 60 days prior notice is given by either us or Mr. Lurier. The agreement provides for an initial annual base salary of $217,000 which may be increased in the sole discretion of the Compensation Committee of our Board. Mr. Lurier’s current base salary is $265,000. Under the agreement, Mr. Lurier is entitled to annual discretionary bonuses of up to 30% of his base salary in effect during the year for which the bonus relates. Bonuses will be determined by the Compensation Committee of the Board of Directors upon the suggestion of the Chief Executive Officer and will be based upon the employee’s performance and the overall performance of the Company for the year. Mr. Lurier also received a signing bonus of $15,000 after his first four months of employment. On April 30, 2008, Mr. Lurier was granted an option to purchase 40,000 shares of our common stock at an exercise price equal to $1.49, which was the closing price as reported on the NYSE Amex on the grant date. The option vests in equal annual installments of 8,000 shares on each of the first five anniversaries of the grant date.

The agreement is terminable immediately by us with cause or upon thirty days prior written notice if without cause. The agreement is terminable by Mr. Lurier upon thirty days prior written notice. If we terminate Mr. Lurier without cause and at any time following the three-month anniversary of April 30, 2008, then we will pay Mr. Lurier, in addition to any accrued, but unpaid, compensation prior to the termination, an amount equal to six months of his base salary in effect at the time of the termination and six months of continued healthcare coverage, to the same extent that we provided healthcare coverage during his employment, if Mr. Lurier elects to continue participation in our health plan.

The agreement also includes non-compete and non-solicitation provisions for a period of six months following the termination of Mr. Lurier’s employment.

In March 2009, as part of the year-end compensation process, the Compensation Committee granted Mr. Lurier an option to purchase 30,000 shares of our common stock. This option is exercisable at $0.27 per share and vests as to 20% of the shares on each of the first five anniversaries of the date of grant.

In April 2010, as part of the year-end compensation process, the Compensation Committee granted Mr. Lurier an option to purchase 60,000 shares of our common stock. This option is exercisable at $0.745 per share and vests as to 20% of the shares on each of the first five anniversaries of the date of grant.

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In March 2011, as part of the year-end compensation process, the Compensation Committee granted Mr. Lurier an option to purchase 100,000 shares of our common stock. This option is exercisable at $0.36 per share and vests as to 25% of the shares on each of the first four anniversaries of the date of grant.

In December 2012, the Compensation Committee granted Mr. Lurier an option to purchase 200,000 shares of our common stock. This option is exercisable at $0.34 per share and vests as to 25%, 33% and 42% of the shares on each of the first three anniversaries of the date of grant.

In October 2013, Mr. Lurier was granted an option to purchase 750,000 shares of our common stock. This option has an exercise price of $0.3799, the fair value of our common stock on the grant date of the option, and will vest as to ¼ of the shares on the first anniversary of the grant date, and as to 1/36 of the remaining shares at the end of each month thereafter beginning on October 31, 2014.

Scott Snyder

On December 26, 2012, we entered into an employment agreement with Scott Snyder for the position of Chief Marketing Officer beginning on January 2, 2013. The agreement provides for a minimum annual base salary of $265,000, and for 2013 and 2014 he is eligible for a bonus pursuant to the Bonus Plan as described below under “Executive Bonus Plan.” For 2015 and any subsequent year in which he is employed, he is eligible for a bonus of up to 30% of his base salary, based on factors such as evaluation of individual performance, our financial performance, economic conditions generally, and the policy terms applicable to such bonus. Mr. Snyder is entitled to a maximum of $34,000 in expense reimbursement in calendar year 2013, and an additional $16,000 for the six months ending June 30, 2014, for travel and housing expenses from his residence to Interleukin’s offices. On July 23, 2013, the Compensation Committee agreed to amend Mr. Snyder’s employment agreement and increase the aggregate amount of travel and lodging expenses that may be reimbursed to an aggregate of $60,000. Upon hire, Mr. Snyder was granted an option to purchase 200,000 shares of our common stock at an exercise price of $0.29 on January 2, 3013, the grant date of the option. The option vests in three installments of 50,000, 66,000 and 84,000 shares on each of the first three anniversaries of the grant date.

Mr. Snyder’s agreement is terminable at will by us or Mr. Snyder. If we terminate Mr. Snyder without cause, then we will pay Mr. Snyder, in addition to any accrued, but unpaid compensation prior to termination, an amount equal to six months of his base salary in effect at the time of the termination.

In October 2013, Mr. Snyder was granted an option to purchase 675,000 shares of our common stock. This option has an exercise price of $0.3799, the fair value of our common stock on the grant date of the option, and will vest as to ¼ of the shares on the first anniversary of the grant date, and as to 1/36 of the remaining shares at the end of each month thereafter beginning on October 31, 2014.

Bonus Plan

On December 21, 2012, the Compensation Committee approved a Bonus Plan (the “Bonus Plan”) for our executives. Under the terms of the Bonus Plan:

•	Executives were not entitled to a non-discretionary bonus for the year ending December 31, 2013.

•	Provided the Company meets certain earnings and revenue targets for the six months ending June 30, 2014 and Executive is employed by the Company as of June 30, 2014, Executive shall receive a bonus equal to 30% of such Executive’s base salary.

•	Provided the Company meets certain earnings and revenue targets for the year ending December 31, 2014 and Executive is employed by the Company as of December 31, 2014, Executive shall receive a bonus equal to 15% of such Executive’s base salary.

On February 26, 2014, the Compensation Committee approved an Employee Bonus Plan (the “Employee Bonus Plan”) that replaces the Bonus Plan approved on December 21, 2012. Under the Employee Bonus Plan, bonuses may be awarded upon the achievement of corporate goals, however, the Compensation Committee has absolute discretion as to whether bonuses will be awarded and the size of any bonus, notwithstanding whether any such corporate goals are met or not.

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Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2013 to William C. Mills III. No other director was paid or accrued compensation during the fiscal year ended December 31, 2013.

Name (a)	Fiscal Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

William C. Mills III (1)	2013	$52,000	—	—	—	$52,000

(1)	The following table shows the total number of outstanding and vested stock options, and shares of outstanding and restricted common stock as of December 31, 2013, the last day of our fiscal year, that have been issued as director compensation.

Name	# of Stock Options Outstanding	# of Stock Options Vested	Shares of Common Stock Restricted

William C. Mills III	100,000	11,250	—

On April 29, 2010, our Board of Directors adopted the following policy for compensation of non-employee directors:

•	for service as a director, an annual retainer of $20,000;

•	for service as the chair of a committee, an annual retainer of $7,500;

•	for service as a non-chair member of a committee, an annual retainer of $5,000;

•	for each Board or committee meeting attended in person, by teleconference or by video, $1,500; and

•	upon initial election or appointment to the Board, a grant of an option to purchase 15,000 shares of our common stock at an exercise price equal to the closing price of the common stock on the date of grant, with such option to vest in four equal annual installments on each of the first four anniversaries of the grant date.

Directors who are designated by Pyxis and BCC pursuant to the terms of the Purchase Agreement, as amended, are not eligible to receive the foregoing compensation. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

In addition, on March 31, 2014, James M. Weaver, our former Chairman of the Board, was re-elected as a director and was also re-appointed as Chairman of the Board. Mr. Weaver formerly served as a representative of Pyxis on the Board, but left Alticor to pursue other interests, and resigned from our Board effective March 11, 2014. Pursuant to the terms of an Offer Letter entered into between Mr. Weaver and the Company, Mr. Weaver will receive in consideration for his service as Chairman of the Board an annual retainer of $50,000 payable in arrears in quarterly installments of $12,500 on the last day of each calendar quarter and prorated for any partial quarter. Mr. Weaver also received a non-qualified stock option to purchase 125,000 shares of our common stock, at an exercise price equal to $0.35 (the closing price of the common stock on March 31, 2014), such option to vest as to 1/3 of the shares on March 31, 2015 and as to 1/24 of the remaining shares at the end of each month beginning on April 30, 2015. In addition, Mr. Weaver is entitled to be compensated in accordance with the policy for compensation of non-employee directors as set forth above.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2013.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	5,884,050	$0.43	5,337,587
Equity compensation plans not approved by security holders	—	—	—
Total	5,884,050	$0.43	5,337,587

(1)	These plans consist of our 2000 Employee Stock Compensation Plan (the “2000 Plan”), our 2004 Employee, Director and Consultant Stock Plan (the “2004 Plan”), our 2013 Employee, Director and Consultant Equity Incentive Plan (the “2013 Plan”) and our 2012 Employee Stock Purchase Plan (the “2012 ESPP”). The number of shares set forth in column (a) consists of shares subject to outstanding options under the 2000 Plan, the 2004 Plan and the 2013 Plan as of December 31, 2013. The number of shares set forth in column (c) consists of 4,698,700 shares remaining available for issuance under the 2013 Plan and 638,887 shares remaining available for issuance under the 2012 ESPP as of December 31, 2013.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of NASDAQ, has furnished the following report.

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.ilgenetics.com. The committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Grant Thornton LLP, our independent public accountants. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2013, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with management and Grant Thornton LLP, our independent public accountants;

•	Discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	Received written disclosures and the letter from Grant Thornton LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and the Audit Committee further discussed with Grant Thornton LLP their independence.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

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MEMBERS OF THE AUDIT COMMITTEE:1

William C. Mills III

Lionel Carnot

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act during or with respect to the year ended December 31, 2013 were filed on a timely basis.

CODE OF CONDUCT AND ETHICS

We have adopted a corporate code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial officer. The text of the corporate code of conduct and ethics is publicly available on our website at www.ilgenetics.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be posted on our website at www.ilgenetics.com or included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest: our executive officers; our directors; the beneficial owners of more than 5% of our securities; the immediate family members of any of the foregoing persons; and any other persons whom the Board determines may be considered related persons, any such person being referred to as a “related person.”

The following is a description of arrangements that we have entered into with related persons since January 1, 2012. We believe that the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

On August 17, 2006, we entered into a stock purchase agreement and further amended the note purchase agreement with Pyxis Innovations Inc., dated October 23, 2002, to, among other things, provide for the establishment of a $14.3 million convertible credit facility with Pyxis. Pyxis is our majority stockholder and a wholly-owned subsidiary of Alticor Inc. On June 10, 2008, we drew down $4.0 million under the convertible credit facility, leaving $10.3 million of available credit, and issued a convertible promissory note to Pyxis in that amount. In 2009, we drew down $3.0 million under this credit facility, leaving $7.3 million of remaining availability. In 2010, we drew down an additional $2.0 million under the credit facility leaving $3.3 million of remaining availability. In 2011, we drew down an additional $2.0 million and in 2012 we drew $1.3 million of remaining availability. There was no remaining availability to borrow under the credit facility and the aggregate principal amount of $14,316,255, plus interest, was due and payable in full on March 31, 2014. Pyxis had the right to convert the principal amount into shares of common stock at a conversion price equal to $5.68 per share, and immediately prior to the closing of the Private Placement in May 2013, Pyxis converted all of the principal amount outstanding into 2,521,222 shares of our common stock.

On October 26, 2009, we entered into a Merchant Network and Channel Partner Agreement with Amway Corp. d/b/a Amway Global, a subsidiary of Alticor. Pursuant to this Agreement, Amway Global sells our Inherent Health brand of genetic tests through its e-commerce Web site via a hyperlink to our e-commerce site. Amway Global receives a commission equal to a percentage of net sales received by us from Amway Global customers. The agreement has an initial term of 12 months and is automatically renewable for successive 12-month terms. The agreement may be terminated by either party upon 120 days written notice. Through March 31, 2014, we have paid Amway Global approximately $2.5 million in commissions under this agreement, including $726,000 in 2012, $367,000 in 2013 and $42,000 in the three months ended March 31,2014.

1 William C. Mills III and Lionel Carnot are the continuing members of the Audit Committee who participated in the reviews and discussions described in the Audit Committee Report. Goran Jurkovic was the other member of the Audit Committee at that time. Mr. Jurkovic resigned from the Board and the Audit Committee on March 25, 2014. The Audit Committee currently consists of Mr. Mills (Chair), Mr. Carnot and Joseph Landstra.

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Beginning in September 2012 and again in 2013, Access Business Group LLC (“ABG”), an affiliate of Alticor, placed purchase orders for our Weight Management genetic test kits, including our processing of the tests, totaling approximately $3.3 million. The kits are included as part of a promotional bundle of products that Amway is now selling to their Individual Business Owners (IBOs) pursuant to programs in 2013 and 2014. Of the $3.3 million in orders $1.8 million was received in 2013 for the 2014 program and $1.5 million for the 2013 program. The 2013 program was amended by ABG so that it would not expire at December 31, 2013. Rather than having all program kits expire at December 31, 2013, cash received from the orders will remain in deferred revenue until the tests are returned and processed.

On September 21, 2012, we entered into a License Agreement with Access Business Group International LLC (“ABGI”), an affiliate of Pyxis. Pursuant to the License Agreement, we have granted ABGI and its affiliates a non-exclusive license to use the technology related to our Weight Management genetic test and to sell the Weight Management test in Europe, Russia and South Africa (the “Territories”). ABGI, or a laboratory designated by ABGI or an affiliate of ABGI, will be responsible for processing the tests, and we will receive a royalty for each test sold, which royalty will increase if certain pending patent applications are issued. The License Agreement has an initial term of five years from the date of first commercial sale of the Weight Management test under the agreement. Thereafter, the term will automatically renew for additional one-year periods unless at least 60 days prior notice is delivered by either party. Through March 31, 2014, we have been paid $253,845 under this agreement, consisting of $198,960 in 2013 and $54,885 in the three months ended March 31, 2014.

In connection with the execution of the License Agreement, we and ABGI also entered into a Professional Services Agreement (the “PSA”) pursuant to which we have agreed to provide services to ABGI in connection with its sale and processing of the tests within the Territories. Services will be provided pursuant to a statement of work to be entered into from time to time between the parties. Such statements of work will also specify the fees to be paid by ABGI to us for such services. The PSA has no set term and may be terminated by either party, subject to certain conditions. Through March 31, 2014, we have been paid $5,250 under this agreement, all being received in 2013.

On June 29, 2012, we entered into an agreement with Pyxis to exchange the 5,000,000 shares of Series A Convertible Preferred Stock then held by Pyxis for 5,000,000 shares of newly designated Series A-1 Preferred Stock. Concurrently therewith, we completed a financing with DDMI pursuant to which DDMI purchased 500,000 shares of Series B Preferred Stock for gross proceeds of $3,000,000. The rights, preferences and privileges of the Series A-1 Preferred Stock and the Series B Preferred Stock were set forth in a certificate of designations, preferences and rights filed with the Delaware Secretary of State on June 29, 2012. Each share of Series A-1 Preferred Stock and Series B Preferred Stock was convertible at the option of the holder into such number of fully paid and nonassessable shares of common stock determined by dividing the applicable original purchase price by the Series A-1 Conversion Price ($0.3196) or the Series B Conversion Price ($0.2745), as applicable. Immediately prior to the closing of the Private Placement: (i) Pyxis converted all 5,000,000 outstanding shares of Series A-1 Preferred Stock into 28,160,200 shares of our common stock and (ii) DDMI converted all 500,000 outstanding shares of Series B Preferred Stock into 10,928,961 shares of our common stock.

We have also entered into an agreement with Pyxis containing certain terms for allocating opportunities as permitted under Section 122(17) of the Delaware General Corporation Law. This agreement regulates and defines the conduct of certain of our affairs as they may involve this stockholder and its affiliates, and the powers, rights, duties and liabilities of us and our officers and directors in connection with corporate opportunities. Except under certain circumstances, this stockholder and its affiliates have the right to engage in the same or similar activities or lines of business or have an interest in the same classes or categories of corporate opportunities as we do. If Pyxis, its affiliates, or one of our directors appointed by Pyxis acquire knowledge of a potential transaction or matter that may be a corporate opportunity for both such stockholder and its affiliates and us, to the fullest extent permitted by law, such stockholder and its affiliates will not have a duty to inform us about the corporate opportunity or be liable to us or to our stockholders for breach of any fiduciary duty as a stockholder of ours for not informing us of the corporate opportunity, keeping it for its own account, or referring it to another person. Additionally, except under limited circumstances, if an officer or employee of Pyxis who is also one of our directors is offered a corporate opportunity, such opportunity shall not belong to us. In addition, we agreed that such director will have satisfied his duties to us and not be liable to us or to you in connection with such opportunity. The terms of these agreements will terminate on the date that no person who is a director, officer or employee of ours is also a director, officer, or employee of Pyxis.

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On February 25, 2013, we entered into a Preferred Participation Agreement with Renaissance Health Service Corporation (an affiliate of DDMI), for itself and on behalf of certain of its affiliates and subsidiaries, which was amended and restated on November 1, 2013. Pursuant to this agreement, affiliates of RHSC have agreed to reimburse us a fixed price for each PerioPredict™ genetic test that we process for a customer of affiliates of RHSC. In addition, if during the term of the agreement we offer the PerioPredict™ test to any other person or party for a lower price, such lower price shall then be applicable to tests processed for a customer of such affiliates of RHSC for the remainder of the term of the agreement. RHSC and its affiliates will continue to receive the preferred pricing (or any lower market price during the term) only for so long as affiliates of RHSC continue to: (a) work to develop and to offer dental plans for which a significant portion of employees of RHSC’s affiliates’ customers are eligible that provide for use of the PerioPredict™ test and reimbursement of the test at the agreed upon price (such plans, hereinafter referred to as “Reimbursed Dental Plans”); and (b) exercise their commercially-reasonable best efforts to maximize the number of customers that offer a Reimbursed Dental Plan. This agreement has a term of three years beginning on February 25, 2013, but may be terminated earlier (1) upon the mutual written agreement of us and RHSC, (2) if either party becomes the subject of bankruptcy, insolvency, liquidation or other similar proceedings, or (3) in the event of an uncured breach of the Agreement by either party.

On May 17, 2013, we closed the Private Placement, pursuant to which we sold to various accredited investors an aggregate of 43,715,847 shares of our common stock at a price of $0.2745 per share for gross proceeds of $12,000,000. The investors also received Warrants to purchase up to an aggregate of 32,786,885 shares of common stock an exercise price of $0.2745 per share. The Warrants were exercisable as to 63% of the shares immediately and the remaining 37% of the shares became exercisable on August 9, 2013. The Warrants have a term of seven years from the date they became exercisable.

In addition, each investor in the Private Placement has the right, at any time and from time to time on or before December 31, 2014 (the “Expiration Date”), to purchase at one or more subsequent closings its pro rata share of up to an aggregate of $5,000,000 of additional shares of common stock and warrants on the same terms and conditions as those set forth above (the “Additional Investment”). If, prior to the Expiration Date, investors have not purchased their entire pro rata share of the Additional Investment, investors who have purchased their entire pro rata share of the Additional Investment, will be entitled to purchase the unsold portion of the Additional Investment. The following beneficial owners of more than 5% of our securities participated in the Private Placement:

	Initial Closing			Pro Rata Share of Additional Investment
Purchaser	Shares	Warrant Shares	Purchase Price	Shares	Warrant Shares	Purchase Price
Bay City Capital Fund V, L.P.	20,187,464	15,140,598	$5,541,458.87	8,411,443	6,308,582	$2,308,941.10
Bay City Capital Fund V Co-Investment Fund	384,699	288,524	$105,599.88	160,291	120,218	$43,999.88
Growth Equity Opportunities Fund III, LLC	15,429,122	11,571,842	$4,235,293.99	6,428,801	4,821,601	$1,764,705.87
Merlin Nexus IV, LP	5,143,041	3,857,281	$1,411,764.75	2,142,935	1,607,201	$588,235.66

On May 17, 2013, we also entered into a Registration Rights Agreement with the investors in the Private Placement, Pyxis, DDMI and BTIG LLC (the placement agent in the Private Placement), pursuant to which we are required to file a registration statement on Form S-1 within 45 days of May 17, 2013 to cover the resale of (i) the shares sold in the Private Placement and the shares of common stock underlying the warrants issued in the Private Placement, (ii) the shares of common stock issued to Pyxis upon conversion of the Series A-1 Preferred Stock and the outstanding debt, (iii) the shares of common stock issued to DDMI upon the conversion of the Series B Preferred Stock, and (iv) the shares of Common Stock underlying warrants issued to BTIG LLC as placement agent compensation. In addition, within 45 days following the Expiration Date, we will be required to file a registration statement to cover the resale of (i) any shares of common stock sold to the investors pursuant to the Additional Investment and the shares of common stock underlying any warrants issued pursuant to the Additional Investment, and (ii) shares of common stock underlying any additional warrants issued to BTIG LLC as placement agent compensation in connection with the Additional Investment. The failure on the part of Interleukin to satisfy certain deadlines described in the Registration Rights Agreement may subject us to payment of certain monetary penalties.

See also “Security Ownership of Certain Beneficial Owners and Management.”

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PROPOSAL 1

TO ELECT KENNETH S. KORNMAN AND DAYTON MISFELDT AS CLASS II DIRECTORS

Our Board of Directors currently consists of seven members, classified into three classes as follows:

(i)	William C. Mills III (independent) and Joseph M. Landstra (Pyxis designee) serve as Class I directors with terms ending at the 2016 annual meeting;

(ii)	Kenneth S. Kornman (the CEO) and Dayton Misfeldt (BCC designee) serve as Class II directors with terms ending at this 2014 annual meeting of stockholders; and

(iii)	James M. Weaver (independent), Roger C. Colman (Pyxis designee) and Lionel Carnot (BCC designee) serve as Class III directors with terms ending at the 2015 annual meeting of stockholders.

On March 18, 2014, the Board of Directors voted to nominate Kenneth S. Kornman and Dayton Misfeldt for election at the annual meeting for a term of three years to serve until the 2017 annual meeting of stockholders, and until their successors have been elected and qualified, or until their earlier death, resignation, retirement or removal. Unless authority to vote for any of these nominees is withheld, the shares represented by a validly executed proxy will be voted FOR the election as directors of Dr. Kornman and Mr. Misfeldt. In the event that either nominee should become unable or unwilling to serve, the shares represented by a validly executed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place, unless the Board chooses to reduce the number of directors serving on the Board. We have no reason to believe that either nominee will be unable or unwilling to serve as a director.

Required Vote for Approval

A plurality of the shares voted at the annual meeting is required to elect each nominee as a director.

The Board of Directors recommends a vote "FOR" the election of Kenneth S. Kornman and Dayton Misfeldt as Class II directors, and proxies solicited by the Board will be voted in favor, unless a stockholder indicates otherwise on the proxy.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

The Audit Committee of the Board has appointed Grant Thornton LLP as our independent public accountant for the fiscal year ending December 31, 2014. The Board proposes that the stockholders ratify this appointment. Grant Thornton LLP has audited our financial statements since 2002. We expect that representatives of Grant Thornton LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Grant Thornton, LLP for the audit of our annual financial statements for the years ended December 31, 2013 and December 31, 2012 and fees billed for other services rendered by Grant Thornton LLP during those periods.

	2013	2012
Audit fees(1)	$193,781	$155,742
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$193,781	$155,742

(1)	Audit fees consist of fees for professional services rendered for the audit of our annual financial statements, review of the interim financial statements included in the quarterly reports and fees associated with the review of certain non-recurring transactions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to the engagement of the independent auditor for the next year’s audit, management will submit to the Audit Committee for approval a summary of the services expected to be rendered during that year for each of four categories of services.

1.        Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.        Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.        Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.        Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to the engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

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The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Grant Thornton LLP as our independent public accountant. However, the Board is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether to retain Grant Thornton LLP as the Company’s independent public accountant. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent public accountant at any time during the year if the Audit Committee determines that such a change would be in the best interests of the company and its stockholders.

Required Vote for Approval

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the appointment of Grant Thornton LLP as our independent public accountant.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Grant Thornton LLP as our independent public accountant, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

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PROPOSAL 3

CONSIDER AN ADVISORY VOTE ON COMPENSATION

FOR OUR NAMED EXECUTIVE OFFICERS

We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as described in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Our compensation philosophy is designed to align each executive's compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Before voting on this Proposal 3, you are urged to read the section of this proxy statement entitled “Executive Compensation.”

In accordance with the rules adopted by the SEC, the following resolution, commonly known as a "say-on-pay" vote, is being submitted for a stockholder vote at the Annual Meeting:

"RESOLVED, that the compensation paid to the named executive officers of Interleukin Genetics, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED."

Required Vote for Approval

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement.

The Board of Directors recommends a vote “FOR” an advisory vote on compensation for our named executive officers, and proxies solicited by the Board will be voted in favor of such approval unless a stockholder indicates otherwise on the proxy.

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OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2015 Annual Meeting of Stockholders, stockholder proposals, including nominations for director, must be received no later than February 13, 2015; provided, however, that if the date of the 2015 annual meeting is more than 30 days from the first anniversary of the date of the 2014 annual meeting, to be timely, such proposals must be received a reasonable time before we begin to print and mail proxy materials for the 2015 annual meeting. To be considered for presentation at the 2015 annual meeting, although not included in the proxy statement, proposals must be received no later than May 24, 2015 and not before April 25, 2015; provided, however, that if the date of the 2015 annual meeting is more than 30 days prior to or 60 days after the first anniversary of the date of the 2014 annual meeting, to be timely, such proposals must be received not earlier than 90 days prior to the 2015 annual meeting and not later than the later of (x) 60 days prior to the 2015 annual meeting or (y) 10 days after the date that the 2015 annual meeting is first disclosed to the public. Proposals not received in a timely manner will not be voted on at the 2015 Annual Meeting. If a timely proposal is received, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals and nominations for director should be marked for the attention of Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

Waltham, Massachusetts

June 13, 2014

Our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2013, and which provides additional information about us can be found on the website of the Securities and Exchange Commission at www.sec.gov. It is also available on our website at www.ilgenetics.com. You may obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Investor Relations, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452. Exhibits will be provided upon written request and payment of an appropriate processing fee.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Kenneth S. Kornman   02 Dayton Misfeldt

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. To ratify the appointment of Grant Thornton LLP to be the Company's independent public accounting firm for the fiscal year ending December 31, 2014	☐	☐	☐
3. To consider an advisory vote on compensation for the Company's named executive officers	☐	☐	☐

NOTE: Kenneth S. Kornman and Dayton Misfeldt are Class II directors to be elected for a three-year term expiring at our 2017 annual meeting. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Yes	No
Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000215715_1 R1.0.0.51160

INTERLEUKIN GENETICS, INC.
135 Beaver Street
Waltham, MA 02452

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
July 23, 2014
Interleukin Genetics, Inc

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated June 13, 2014 in connection with the Annual Meeting of Stockholders of Interleukin Genetics, Inc. to be held at 10:00 am on Wednesday, July 23, 2014 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at One Financial Center, Boston, MA 02111 and hereby appoints Kenneth S. Kornman and Eliot M. Lurier, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Capital Stock of Interleukin Genetics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2014 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

If you wish to vote by telephone or internet, please read the directions on the [reverse side/following page/below].

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Mark, sign & date your proxy card & return it promptly in the enclosed envelope

0000215715_2 R1.0.0.51160